UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2013, Amicus Therapeutics, Inc. (“Amicus”) entered into a Revised Agreement (the “Revised Agreement”) with GSK Group Limited (“GSK”) pursuant to which Amicus has obtained global rights to develop and commercialize the investigational pharmacological chaperone migalastat HCl as a monotherapy and in combination with enzyme replacement therapy (ERT) for Fabry disease. The Revised Agreement amends and replaces in its entirety the Expanded Collaboration Agreement entered into between Amicus and GSK on July 17, 2012 for the development and commercialization of migalastat HCl. Under the terms of the Revised Agreement, there is no upfront payment from Amicus to GSK. For the next-generation Fabry ERT (migalastat HCl co-formulated with ERT), GSK is eligible to receive single-digit royalties on net sales in eight major markets outside the U.S. For migalastat HCl monotherapy, GSK is eligible to receive post-approval and sales-based milestones, as well as tiered royalties in the mid-teens in eight major markets outside the U.S.

Additionally, simultaneous with entry into the Revised Agreement, Amicus and GSK entered into a Stock Purchase Agreement (the “SPA”) pursuant to which GSK will purchase approximately 1.5 million shares of Amicus common stock at a price of $2.00 per share.  The SPA provides GSK with customary registration rights for the shares and includes a six-month lock-up provision.

The foregoing description of the Revised Agreement and SPA is not complete and is qualified in its entirety by reference to the Revised Agreement and SPA to be filed at a later date with the United States Securities and Exchange Commission (“SEC”). A copy of the press release announcing the collaboration between Amicus and GSK is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On November 19, 2013, Amicus and GSK entered into the SPA pursuant to which GSK will purchase 1.5 million shares of unregistered Amicus common stock, par value $0.01 per share (the “ Shares”), at a price of $2.00 per share. The total purchase price for the Shares is $3 million; the Company will receive all proceeds from the sale of the Shares. The Shares will be sold by Amicus to GSK in accordance with SEC Rule 506 and pursuant to GSK’s qualification as an “accredited investor” under SEC Rule 501. The sale of the Shares is expected to close on or about November 25, 2013, subject to customary closing conditions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: November 20, 2013	By:	/s/ WILLIAM D. BAIRD III
	Name:	William D. Baird III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 20, 2013